Form of Unit Certificate

EXHIBIT 4.4

UNIT CERTIFICATE

NVU-	UNITS

CUSIP 67071X 50 6
SEE REVERSE FOR CERTAIN DEFINITIONS

NUVIM, INC.

[NuVim Logo]

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

EACH UNIT CONSISTING OF FOUR SHARES

OF COMMON STOCK, PAR VALUE $0.00001 PER SHARE,

FOUR REDEEMABLE CLASS A WARRANTS AND

FOUR NON-REDEEMABLE CLASS B WARRANTS

THIS CERTIFIES THAT

or registered assigns (the “Registered Holder”) is the owner of the number of Units specified above, each of which consists of two shares of common stock, par value $0.0001 per share, of NuVim, Inc. (the “Common Stock”), two redeemable Class A warrants, and two nonredeemable Class B warrants, each warrant to purchase one share of Common Stock (collectively, the “Warrants”). On or prior to the Separation Time (as defined herein), the securities evidenced by this certificate may be combined, exchanged or transferred only as Units, and the Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units may separate into shares of Common Stock and Warrants as of the close of business on                              , 2005, or at any time after that date, in the discretion of Paulson Investment Company, Inc. (the “Separation Time”). The shares of Common Stock and the Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which The Nasdaq SmallCap Market is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of                           , 2005  (the “Warrant Agreement”), between NuVim, Inc. and American Stock Transfer & Trust Company, as Warrant Agent (the “Warrant Agent”), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of Warrants evidenced hereby and to the exercise price of such Warrants in certain events therein set forth. Subject to the foregoing, the number of Class A Warrants, Class B Warrants, and the number of shares of Common Stock comprising the Units are equal.

Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent and Registrar or may be obtained upon written request addressed to NuVim, Inc. at 12 Route 17 North, Suite 210, Paramus, New Jersey 07652, Attention: Chief Financial Officer.

This Unit Certificate is not valid unless countersigned by the Warrant Agent and Registrar of the Company.

IN WITNESS WHEREOF, NuVim, Inc. has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized.

Dated:

NUVIM, INC.

By:

Chairman of the Board and Chief Executive Officer

Attest:

Secretary

Countersigned

American Stock Transfer & Trust Company

Transfer Agent and Registrar and Warrant Agent

59 Maiden Lane
Plaza Level
New York, NY 10038

By:
Authorized Signature

NUVIM, INC.

The Registered Holder hereby is entitled, at any time after the Separation Time (as defined on the face hereof) to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing two shares of Common Stock for each Unit represented by this Unit Certificate, and Warrant Certificate(s) representing two redeemable Class A Warrants for each Unit represented by this Unit Certificate, and two nonredeemable Class B Warrants for each unit represented by this Unit Certificate, upon surrender of this Unit Certificate to the Warrant Agent and Registrar together with any documentation required by such agent.

REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FACE HEREOF, AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT AND REGISTRAR, AMERICAN STOCK TRANSFER & TRUST COMPANY.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM –	as tenants in common
TEN ENT –	as tenants by the entireties
JT TEN –	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT	—		Custodian

		(Cust)		(Minor)

under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT	—		Custodian

		(Cust)		(Minor)

under Uniform Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FORM OF ASSIGNMENT

(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, _______________________________________________________________________

hereby sell(s), assign(s), and transfer(s) unto

(PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE)

(PLEASE PRINT NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________________________________________________________________________________________________  of the Units represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint  ______________________________________________________________________________  Attorney to transfer the said Units on the books of the within named Corporation with full power of substitution in the premises.

          Dated:

(Signature must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature must be guaranteed in the usual manner.)

Signatures Guaranteed:

The signatures should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

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